EXHIBIT 10FF
                                                                    ------------

May 25, 2000



         Reference is made to the employment agreement dated September 17, 1998 between Presstek, Inc. (the "Company") and Robert W. Hallman (the "Employee") (the "Agreement"). Capitalized terms used but not defined herein shall have the meanings specified in the Agreement.

         The Employee and the Company desire to effect certain amendments to the Agreement pursuant to this amendment and to take certain other actions specified herein. Therefore, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Employee and the Company hereby agree as follows:



         I. The Agreement is hereby amended as follows:



              A. AMENDMENT TO SECTION 1: The first sentence of Section 1 of the Agreement is hereby deleted and the following inserted in its place:

                  "The Employee is employed as Chief Executive Officer and President of the Employer and shall serve as a member of the Board of Directors of the Employer from the date of employment through the Term of this Agreement."

              B. AMENDMENT TO SECTION 2: The first sentence of Section 2 of the Agreement is hereby deleted and the following inserted in its place:

                   "The Employer agrees to pay the Employee during the Term of this Agreement a base salary as follows: Through September 30, 2001, a salary at an annual rate equal to $325,000 U.S. Dollars with the salary to be reviewed annually thereafter during the Term of this Agreement by the Board of Directors or the Compensation Committee of the Employer, as the case may be."

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              C. TO SECTION 3. Section 3 of the Agreement is hereby deleted and the following inserted in its place:

                  "During the Term of this Agreement, the Employee shall be entitled to receive an annual cash bonus of up to 30% of the Employee's then annual base salary, based on the Employee's contribution to the accomplishment of key annual corporate objectives mutually agreed upon by the Employee and the Employer. During the term of this Agreement, the Employee also shall be entitled to participate in an equitable manner with all other eligible executive employees of the Employer in any other incentive compensation and bonus programs authorized and declared by the Board of Directors or the Compensation Committee of the Employer, as the case may be, for executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such incentive compensation or bonus programs when and as declared."

              D. AMENDMENT TO SECTION 4. A new third paragraph of Section 4 is added to the Agreement to read as follows:

                           "The Employee shall be granted on the date hereof
                  non-incentive stock options to purchase 100,000 shares of common stock of the Company, such options to be issued under the Company's 1998 Stock Incentive Plan and to have such other terms and conditions and to be in the form of the option agreement annexed hereto as Exhibit A."
                                              ----------
              E. AMENDMENT TO SECTION 8. The first two sentences of Section 8(a)(ii) of the Agreement are deleted and the following inserted in their place:

                  "(ii) In the event the Employee's employment ceases by reason of (a) the Employer's termination of the Employee's employment during the Term other than for Cause, or (b) the Employer's non-concurrence in the automatic extension of the Term, the Employer shall be obligated concurrently with the termination of such employment, in lieu and replacement of the Employee's entitlement to any compensation and other benefits under this Agreement pursuant to Section 8(a)(i), to make a lump sum cash payment to the Employee as liquidated damages consisting of the aggregate of an amount equal to the Employee's then current

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                  salary for the remainder of the Term plus an additional amount equal to three (3) times the Employee's then current annual salary."

         II. AUTOMATIC EXTENSION OF TERM. The Employee and the Company each agree not to give notice under Section 5 of the Agreement of non-concurrence to the automatic renewal of the Term for the year commencing September 30, 2000.

         III. EFFECTIVE DATE. This letter agreement shall become effective as of May 25, 2000.

         IV. COUNTERPARTS. This letter agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         V. ENTIRE AGREEMENT. This letter agreement (which constitutes the first amendment of the Agreement), together with the Agreement, as amended hereby, and the offer letter dated July 29, 1998, represents the complete understanding of the parties with respect to the subject matter hereof.

         VI. GOVERNING LAW. This letter agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New Hampshire applicable to agreements made and to be performed entirely within such State.

                                                  Very truly yours,

                                                  PRESSTEK, INC.

                                                  By: /s/ Richard A. Williams
                                                      -------------------------
                                                      Name: Richard A. Williams
                                                      Title: Chairman


ACKNOWLEDGED AND AGREED:


/s/ Robert W. Hallman
----------------------------
ROBERT W. HALLMAN